Item No. 77I (Terms of new or amended securities) -
Attachments

Eaton Vance Small-Cap Value Fund
The Fund began issuing Class I shares during the period.
 The terms of this share class are described in the Fund's prospectus and statement of additional information, which are incorporated herein by reference.

Eaton Vance Small-Cap Fund
The Fund began issuing Class R shares during the period. The terms of this share class are described in the Fund's prospectus and statement of additional information, which are incorporated herein by reference.

Eaton Vance Greater India Fund
The Fund began issuing Class I shares during the period.
 The terms of this share class are described in the Fund's prospectus and statement of additional information, which are incorporated herein by reference.

Eaton Vance Large-Cap Growth Fund
The Fund began issuing Class R shares during the period. The terms of this share class are described in the Fund's prospectus and statement of additional information, which are incorporated herein by reference.